UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2013 (November 15, 2013)

WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35823	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 867-9971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On November 15, 2013, Wright Medical Group, Inc. (the “Company”), pursuant to the terms of that certain Sale and Purchase Agreement (the “Agreement”) with Upperside SA, a French société anonyme, Naxicap Rendement 2018, a French société par actions simplifiée, and Banque Populaire Developpement, a French société anonyme, completed the acquisition of 100% of the outstanding shares of Biotech International, a French société par actions simplifiée (“Biotech”). At closing, the Company paid $55 million in cash and issued 742,115 unregistered shares of the Company’s common stock (the “Shares”). The Company remains obligated under the Agreement for certain milestone payments in an amount not to exceed $5 million in cash. The issuance of the Shares is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation S.

Item 8.01	Other Events.

On November 15, 2013, the Company issued a press release. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Wright Medical Group, Inc. dated November 15, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 20, 2013

WRIGHT MEDICAL GROUP, INC.
By: /s/ Lance A. Berry
Lance A. Berry
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Wright Medical Group, Inc. dated November 15, 2013.